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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR 12(g) OF
               THE SECURITIES EXCHANGE ACT OF 1934


       American Express Receivables Financing Corporation
         On Behalf of the American Express Master Trust

     ------------------------------------------------------
     (Exact Name of Registrant as Specified in Its Charter)


        Delaware                            13-3632012
-----------------------                 -------------------
(State of Incorporation                    (I.R.S. Employer
   or Organization)                       Identification No.)


American Express Tower
World Financial Center
200 Vesey Street
New York, New York                                  10285
------------------------------                     ----------
   (Address of Principal                           (Zip Code)
    Executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                              None

Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Master Trust

Class A Floating Rate Accounts Receivable Trust Certificates,
                          Series 1996-1

Class A Floating Rate Accounts Receivable Trust Certificates,
                          Series 1996-2

-----------------------------------------------------------------------------
                        (Title of Class)


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         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.     Description of Registrant's Securities to be Registered.

Incorporated by reference to (a) the description of the American Express Master Trust Class A Floating Rate Accounts Receivable Trust Certificates, Series 1996-1 (the "Series 1996-1 Class A Certificates"), appearing under the captions entitled: "Prospectus Summary"; "Special Considerations"; "Maturity and Principal Payment Considerations"; Description of the Certificates"; "Enhancement"; Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated October 6, 1994, and "Prospectus Summary"; "Special Considerations"; "Maturity and Principal Payment Considerations": "Description of the Class A Certificates and the Agreement"; and "Tax Matters" in the Prospectus Supplement, dated September 9, 1996, relating to the Series 1996-1 Certificates, and filed September 13, 1996 pursuant to Rule 424(b) relating to Registration Statement on Form S-3 No. 33-84840; and (b) the description of the American Express Master Trust Class A Floating Rate Accounts Receivable Trust Certificates, Series 1996-2 (the "Series 1996-2 Class A Certificates") appearing under the captions entitled:
"Prospectus Summary"; "Special Considerations"; "Maturity and Principal Payment Considerations"; "Description of the Certificates"; "Enhancement"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated October 6, 1994, and "Prospectus Summary"; "Special Considerations"; "Maturity and Principal Payment Considerations": "Description of the Class A Certificates and the Agreement"; and "Tax Matters" in the Prospectus Supplement, dated September 9, 1996, relating to the Series 1996-2 Certificates, and filed September 13, 1996 pursuant to Rule 424(b) relating to Registration Statement on Form S-3 No. 33-84840.

Item 2.     Exhibits.

       1.1. Master Pooling and Servicing Agreement, dated as of June 30, 1992, among American Express Receivables Financing Corporation, as Transferor, American Express Travel Related Services Company, Inc., as Servicer, and The Bank of New York, as Trustee (the "Master Pooling and Servicing Agreement") (Incorporated by reference to Exhibit 1 of Form 8-K of the Registrant dated August 3, 1992 (Reg. No. 33-49106)).

       1.2. Amendment No. 1 to Master Pooling and Servicing Agreement, dated as of September 8, 1993.

       1.3. Amendment No. 2 to Master Pooling and Servicing Agreement, dated as of July 15, 1994.(Incorporated by reference to Exhibit No. 2 of Form 8-K of the Registrant dated July 15, 1994 (File No. 33-47812)).

       1.4. Amendment No. 3 to Master Pooling and Servicing Agreement, dated as of September 12, 1994. (Incorporated by reference to Exhibit No. 2 of Form 8-K of the Registrant dated September 12, 1994 (File No. 33-47812)).

       1.5. Amendment No. 4 to Master Pooling and Servicing Agreement, dated as of January 17, 1996. (Incorporated by reference to Exhibit No. 2 of Form 8-K of the Registrant dated January 17, 1996 (File No. 33-47812)).


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       1.6.  Series 1996-1 Supplement, dated as of September 18, 1996, to
Master Pooling and Servicing Agreement (Incorporated by reference to Exhibit
20.1 of Form 8-K of the Registrant dated September 18, 1996 (File No.
33-47812)).

       1.7. Series 1996-2 Supplement, dated as of September 18, 1996, to Master Pooling and Servicing Agreement (Incorporated by reference to Exhibit
20.2 of Form 8-K of the Registrant dated September 18, 1996 (File No.
33-47812)).

       1.8. Guaranteed Rate Agreement, dated as of September 18, 1996 (Incorporated by reference to Exhibit D to the Series 1996-1 Supplement which is attached as Exhibit 20.1 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).

       1.9. Form of specimen of certificates representing the Series 1996-1 Class A Certificates. (Incorporated by reference to Exhibit A to the Series 1996-1 Supplement which is attached as Exhibit 20.1 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).

       5.2. Form of specimen of certificates representing the Series 1996-2 Class A Certificates. (Incorporated by reference to Exhibit A to the Series 1996-2 Supplement which is attached as Exhibit 20.2 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).











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                            SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  AMERICAN EXPRESS MASTER TRUST


Date:  October 15, 1996           By:  /s/ Leslie R. Scharfstein
                                      -----------------------------
                                      Leslie R. Scharfstein
                                  (Vice President of American
                                  Express Receivables Financing
                                  Corporation, Originator of the
                                  American Express Master Trust)





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                          EXHIBIT INDEX


Exhibit No.                   Description                              Page


1.1. Master Pooling and Servicing Agreement, dated as of June 30, 1992, among American Express Receivables Financing Corporation, as Transferor, American Express Travel Related Services Company, Inc., as Servicer, and The Bank of New York, as Trustee (the "Master Pooling and Servicing Agreement") (Incorporated by reference to Exhibit 1 of Form 8-K of the Registrant dated August 3, 1992 (Reg. No. 33-49106)).

1.2.           Amendment No. 1 to Master Pooling and Servicing
               Agreement, dated as of September 8, 1993.                  7

1.3.           Amendment No. 2 to Master Pooling and Servicing
               Agreement, dated as of July 15, 1994.(Incorporated by reference to Exhibit No. 2 of Form 8-K of the Registrant dated July 15, 1994 (File No. 33-47812)).

1.4.           Amendment No. 3 to Master Pooling and Servicing
               Agreement, dated as of September 12, 1994.
               (Incorporated by reference to Exhibit No. 2 of Form 8-K of the Registrant dated September 12, 1994 (File No. 33-47812)).

1.5.           Amendment No. 4  to Master Pooling and Servicing
               Agreement, dated as of January 17, 1996. (Incorporated by reference to Exhibit No. 2 of Form 8-K of the Registrant dated January 17, 1996 (File No.
               33-47812)).

1.6. Series 1996-1 Supplement, dated as of September 18, 1996, to Master Pooling and Servicing Agreement
               (Incorporated by reference to Exhibit 20.1 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).

1.7. Series 1996-2 Supplement, dated as of September 18, 1996, to Master Pooling and Servicing Agreement
               (Incorporated by reference to Exhibit 20,2 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).

1.8. Guaranteed Rate Agreement, dated as of September 18, 1996 (Incorporated by reference to Exhibit D to the Series 1996-1 Supplement which is attached as Exhibit
               20.1 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).


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1.9.           Form of specimen of certificates representing the
               Series 1996-1 Class A Certificates. (Incorporated by reference to Exhibit A to the Series 1996-1 Supplement which is attached as Exhibit 20.1 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).

5.2. Form of specimen of certificates representing the Series 1996-2 Class A Certificates. (Incorporated by reference to Exhibit A to the Series 1996-2 Supplement which is attached as Exhibit 20.2 of Form 8-K of the Registrant dated September 18, 1996 (File No. 33-47812)).






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                                                                 Exhibit 1.2
                                AMENDMENT No. 1

     AMENDMENT No. 1, dated as of September 8, 1993, to THE MASTER POOLING AND SERVICING AGREEMENT, dated as of June 30, 1992 (the "Agreement"), between AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION, a Delaware corporation, and AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a corporation organized under the laws of the State of New York, as Servicer, and THE BANK
OF NEW YORK, a banking corporation organized under the laws of New York, as Trustee. Capitalized terms used herein and not defined herein have the respective meanings assigned to them in the Agreement.

                      W I T N E S S E T H:
                      - - - - - - - - - -

     WHEREAS, pursuant to Section 13.01(a) of the Agreement, the Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Investor Certificateholders, among other things, to cure any ambiguity or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders; and

     WHEREAS, the Servicer and the Transferor consider it is necessary to (i) cure an ambiguity in the definition of "Additional Account Selection Date", as this term is defined twice in the Agreement, and (ii) amend Section 2.06(c)(v) to correct an inconsistency in the cross-references used therein: and

     WHEREAS, the Trustee is willing to accept such amendments to the Agreement, subject to the terms and conditions thereof:

     NOW THEREFORE, the Servicer, the Transferor and the Trustee agree as follows:

     1. The definition of "Additional Account Selection Date" contained in the Agreement is hereby amended to read as follows:

          "Additional Account Selection Date" shall have the meaning set forth in Section 2.06.

     2. Section 2.06(c)(v) is hereby amended by replacing the words "paragraph (ii) and (iii) above and (vi) and (vii) below" by the words "paragraphs (ii), (iii) and (iv) above and (vii) below".

     3. The Trustee acknowledges that it has received an opinion of Counsel, a copy of which is attached hereto, to the effect that the conditions and requirements of Section 13.01(a) of the Agreement have been satisfied.








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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the
Master Pooling and Servicing Agreement to be duly executed and delivered by their respective duly authorized officers on the date and year first above written.


                                   AMERICAN EXPRESS RECEIVABLES
                                   FINANCING CORPORATION
                                      as Transferor



                                   By: /s/Arthur H. Berman
                                      ---------------------
                                       Name:
                                       Title:


                                   AMERICAN EXPRESS TRAVEL RELATED
                                   SERVICES COMPANY, INC.,
                                     as Servicer



                                   By: /s/ Jay B. Stevelman
                                       ---------------------
                                       Name:
                                       Title:


                                   THE BANK OF NEW YORK,
                                     as Trustee and Paying Agent



                                   By: /s/ Todd Niemy
                                      -------------------------
                                       Name:
                                       Title:




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